Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated July 21, 2009, in the Registration Statement and related Prospectus (Form S-6 No. 333-160300) dated July 21, 2009 of Equity Opportunity Trust Dividend Ruler Series 2009B.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
July 21, 2009